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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 3, 2000

                                     HEARME
             (Exact name of Registrant as specified in its charter)


      DELAWARE                       000-25399                   94-3217317
  (State or other             (Commission File Number)        (I.R.S. Employer
  jurisdiction of                                            Identification No.)
   incorporation
  or organization)

                                685 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
             (Address of principal executive offices) (Zip code)


                                 (650) 429-3900
             (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

On April 3, 2000, HearMe, a Delaware corporation, completed its acquisition of AudioTalk Networks, Inc., a California corporation ("AUDIOTALK"). This acquisition was accomplished by the statutory merger (the "MERGER") of AT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HearMe, with and into AudioTalk Networks, Inc. The Merger was accomplished pursuant to an Agreement and Plan of Merger dated as of March 8, 2000, among HearMe, AudioTalk, and AT Acquisition Corp., and a related Certificate of Merger, following approval by the stockholders of AudioTalk and satisfaction of other closing conditions. The acquisition, which is being accounted for as a purchase transaction, was paid through the issuance of a contribution of stock and cash totaling approximately $125 million. A copy of the Agreement and Plan of Merger dated as of March 8, 2000 is included herein as Exhibit 2.2, and is incorporated by reference into this Item 2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

(b)      Exhibits. 2.22    Agreement and Plan of Merger dated as of March 8,
         2000 among HearMe, AT Acquisition Corp., and AudioTalk Networks, Inc.*








 *To be filed by amendment

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     HEARME
                                    (Registrant)


Date:  APRIL 17, 2000                            By:  /s/ LINDA PALMOR
       --------------                                 -------------------
                                                      Linda Palmor, Chief
                                                      Financial Officer

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION

2.2 Agreement and Plan of Merger dated as of March 8, 2000 among HearMe, AT Acquisition Corp., and AudioTalk Networks, Inc.*





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*To be filed by amendment